SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


        Date of Report (Date of earliest event reported): March 6, 2002


                                  VIZACOM INC.
             (Exact name of registrant as specified in its charter)


           Delaware                     1-14076                22-3270045
 (State or other jurisdiction         (Commission            (IRS Employer
       of incorporation)              File Number)        Identification Number)


      3512 Veterans Memorial Highway
             Bohemia, New York                                     11716
 (Address of principal executive offices)                        (Zip Code)


                                 (631) 981-5500
              (Registrant's telephone number, including area code)

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Item 5.    Other Events.
           ------------

     On March 1st, 2002, SpaceLogix, Inc., a wholly-owned subsidiary of Vizacom, Inc., entered into a Solutions Provider Agreement with MCIWorldcom (NASDAQ:
WCOM). SpaceLogix will provide professional services for certain clients that either currently or in the future will house, locate, or co-locate their data in MCIWorldcom's data centers worldwide. SpaceLogix's engineers will size, configure, and manage technical solutions for such e-commerce and legacy systems, based upon the stated service level agreements.

     In return, SpaceLogix will receive compensation for referrals to MCIWorldcom based on criteria set forth in its agreement with MCIWorldcom. In addition, SpaceLogix will be eligible for discounts on certain software and hardware sold through MCIWorldcom.



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

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



Date:   March 8, 2002


                                                VIZACOM INC.


                                                By: /s/ Alan W. Schoenbart
                                                    ----------------------
                                                    Alan W. Schoenbart
                                                    Chief Financial Officer



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